EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-101471 of Reliant Energy, Inc. on Form S-8 of our report dated June 29, 2007, appearing in this annual report on Form 11-K of the Reliant Energy, Inc. Union Savings Plan for the year ended December 31, 2006.

/s/ MELTON & MELTON, L.L.P.

Houston, Texas

June 29, 2007